UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 9, 2005 (June 8, 2005)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Press Release

ITEM 1.01 Entry into a Material Definitive Agreement

On June 8, 2005, Range Resources Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and Friedman, Billings, Ramsey & Co., Inc. as joint book-runners, providing for the sale of shares of the Company’s common stock in an underwritten public offering. Co-managers in the underwriting group were Johnson Rice & Company L.L.C., KeyBanc Capital Markets, Raymond James and Associates, Inc., Wachovia Capital Markets, LLC, Calyon Securities (USA) Inc., Deutsche Bank Securities Inc., Harris Nesbitt Corp. and Petrie Parkman & Co., Inc.

The Underwriting Agreement provides for the sale of 4,000,000 shares of common stock (plus an option exercisable by the underwriters for an additional 600,000 shares of commons stock to cover over-allotments) at a per share price to the underwriters of $23.78, and an initial per share public offering price by the underwriters of $24.77.

The offering and the Underwriting Agreement contemplate that approximately $94.6 million of the net proceeds of the offering will be used by the Company to finance, in part, the recently announced acquisition of Plantation Petroleum Holdings II, LLC (the “Permian Basin acquisition”). If the acquisition is not completed, the net proceeds will be used for general corporate purposes. The Underwriting Agreement includes other terms and provisions of the type customary in agreements of this sort.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Calyon Securities (USA) Inc., Harris Nesbitt Corp., and KeyBanc Capital Markets, a Division of McDonald Investments, Inc. are lenders under our Second Amended and Restated Credit Agreement, dated as of June 23, 2004, as amended, and will receive a portion of the net proceeds from this offering used to pay down our bank credit facility until the closing or following the closing of the Permian Basin acquisition.

The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-118417) with the Securities and Exchange Commission, including a prospectus, relating to the registration of certain shares of common stock, certain debt and other securities, to be sold from time to time by the Company. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

ITEM 7.01 Regulation FD Disclosure

On June 9, 2005, the Company issued a press release announcing that it had priced a public offering of 4,000,000 shares of common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. In accordance with General Instruction B.2. of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits:

Exhibit
Number	Description
1.1	Underwriting Agreement

99.1	Press Release dated June 9, 2005, entitled “Range Announces Pricing of Increased Common Stock Offering”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Senior Vice President and Chief Financial Officer

June 9, 2005

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EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement

99.1	Press release dated June 9, 2005, entitled “Range Announces Pricing of Increased Common Stock Offering”

4